AMENDED AND RESTATED BYE-LAWS
OF

WATFORD HOLDINGS LTD.
Adopted on 1 July 2021

TABLE OF CONTENTS
BYE-LAW    PAGE
INTERPRETATION

73. DISCONTINUANCE	26
74. BENEFICIAL OWNERSHIP REQUIREMENTS	26

1.DEFINITIONS

1.1.In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings:
“Arch Director” has the meaning set forth in Bye-law 35.1 of the bye-laws of Greysbridge as of the date these Bye-laws are adopted.

"Auditor" includes an individual, company or partnership for the time being appointed as auditor of the Company.
"Bermuda" means the Islands of Bermuda.
"Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York or Bermuda are authorised or required by law to close.
"Bye-laws" means these bye-laws in their current form or as from time to time amended.
"Companies Act" means the Companies Act 1981 as amended from time to time.
"Company" means the company for which these Bye-laws are approved and confirmed.
"Director" means a director of the Company.
"Greysbridge" means Greysbridge Holdings Ltd. and its successors and assigns.
"Indemnified Party" has the meaning ascribed thereto in Bye-Law 49.1.
“Kelso Director” has the meaning set forth in Bye-law 35.1 of the bye-laws of Greysbridge as of the date these Bye-laws are adopted.

"Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires.
"Notice" means written notice as provided in these Bye-laws unless specifically stated otherwise.
"Officer" means any person appointed by the Board to hold an office in the Company.
“Person” means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof.
"Register of the Directors and Officers" means the register of directors and officers of the Company maintained in accordance with the Companies Act.

"Register of Members" means the register of members of the Company maintained in accordance with the Companies Act.

"Registered Office" means the registered office of the Company maintained in accordance with the Companies Act.

"Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative.
"Secretary" means any person appointed to act as secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary.

"Share" means share in the capital of the Company and includes a fraction of a share.
“Simple Majority of the Board” shall mean Directors representing more than fifty percent (50%) of the entire Board.
"Treasury Share" means a Share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.
“Warburg Director” has the meaning set forth in Bye-law 35.1 of the bye-laws of Greysbridge as of the date these Bye-laws are adopted.

1.2    In these Bye-laws, where not inconsistent with the context:
(a)words denoting the plural number include the singular number and vice versa;
(b)words denoting the masculine gender include the feminine and neuter genders;
(c)a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;
(d)a reference to an agreement shall be deemed to include any amendment or restatement thereof;
(e)a reference to a Person shall include such Person's successors and assigns;
(f)the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative; and
(g)unless otherwise provided herein, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.
1.3    In these Bye-laws a reference to writing shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.
1.4    Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
2.POWER TO ISSUE SHARES
2.1The Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may prescribe.
2.2Subject to the Companies Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).
3POWER OF THE COMPANY TO PURCHASE ITS SHARES
3.1.The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit and the Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.
4.RIGHTS ATTACHING TO SHARES
4.1.Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws:
(a)be entitled to one vote per share;

(b)be entitled to such dividends as the Board may from time to time declare;
(c)in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and
(d)generally be entitled to enjoy all of the rights attaching to shares.
4.2All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
5CALL ON SHARES
5.1The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the Company's actual date of payment.
5.2The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.
5.3The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.
6.SHARE CERTIFICATES
6.1Every Member shall be entitled to a share certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons. Where share certificates are issued they shall specify the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.
6.2The Company shall be under no obligation to complete and deliver a share certificate unless specifically requested by the person to whom the shares have been allotted. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.
6.3If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.
7FRACTIONAL SHARES
7.1The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
8REGISTER OF MEMBERS
8.1    The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Companies Act.
8.2    The Register of Members shall be open to inspection without charge at the Registered Office on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

9REGISTERED HOLDER ABSOLUTE OWNER
9.1The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.
10TRANSFER OF REGISTERED SHARES
10.1An instrument of transfer shall be in writing in such form as the Board may accept.
10.2Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.
10.3The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.
10.4Subject to the Companies Act and the restrictions contained in these Bye-Laws, any Member may sell, assign, transfer or dispose of shares of the Company registered in its name and, upon receipt of a duly executed form of transfer in writing, the Board shall procure the timely registration of the same.
10.5The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda (including the Bermuda Monetary Authority) and each other applicable jurisdiction required to be obtained prior to such transfer have been obtained and such transfer is in accordance with the provisions of these Bye-Laws. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law.
10.6Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.
10.7Any purported transfer of shares in contravention of any of the restrictions on transfer contained in these Bye-laws shall not be valid or have any force or effect.
11.TRANSMISSION OF REGISTERED SHARES
11.1In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.
11.2Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in such form as the Board may accept. All the limitations, restrictions and provisions of these Bye-Laws relating to the transfer of registered shares shall be applicable to any such transfer.
11.3On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.
11.4Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

11.5Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 11.1 through 11.4 (inclusive).
12POWER TO ALTER CAPITAL
12.1The Company may, if authorised by resolution of the Members, and in any manner permitted by the Companies Act:
(a)increase its share capital by new shares of such amount as it thinks expedient;
(b)change the currency denomination of its share capital;
(c)cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
12.2The Board may, in any manner permitted by the Companies Act:
(a)divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
(b)consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)subdivide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum;
(d)make provision for the issue and allotment of shares which do not carry any voting rights.
12.3The Company may, if authorised by resolution of the Members, reduce its share capital in any manner permitted by the Companies Act.
12.4Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.
13VARIATION OF RIGHTS ATTACHING TO SHARES
13.1If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum (where the Company has more than one Member) shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
14DIVIDENDS AND OTHER PAYMENTS
14.1The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash.
14.2The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
14.3The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
14.4The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

14.5The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
14.6No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.
15POWER TO SET ASIDE PROFITS
15.1The Board may, before declaring a dividend or distribution out of contributed surplus, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.
16.METHOD OF PAYMENT
16.1Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may in writing direct, or by transfer to such account as the Member may in writing direct.
16.2In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct, or by transfer to such account as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend or other payment paid in respect of such shares.
17CAPITALISATION
17.1The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.
17.2The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
18.ANNUAL GENERAL MEETINGS
18.1Subject to any rights to dispense with the annual general meeting pursuant to the Companies Act, the annual general meeting shall be held in each year (other than the year of incorporation) at such place, date and hour as shall be fixed by any three Directors.
19SPECIAL GENERAL MEETINGS
19.1A special general meeting may be convened by any three Directors, such meeting to be held at such place, date and hour as fixed by them, whenever in their judgment such a meeting is necessary by.
20REQUISITIONED GENERAL MEETINGS
20.1The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply.
21NOTICE
21.1At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the place, date and hour at which the meeting is to be held, and as far as practicable, the business to be conducted at the meeting.
21.2At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

21.3The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.
21.4A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.
21.5The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
22GIVING NOTICE AND ACCESS
22.1A notice may be given by the Company to a Member:
(a)by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or
(b)by sending it by post to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or
(c)by sending it by courier to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or
(d)by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that its transmission would have been completed in the ordinary course; or
(e)in accordance with Bye-law 22.3.
22.2Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
22.3Where a Member indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Companies Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.
22.4In the case of information or documents delivered in accordance with Bye-law 22.3, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.
23.POSTPONEMENT OF GENERAL MEETING
23.1The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Bye-laws.
24.ELECTRONIC PARTICIPATION IN MEETINGS
24.1Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

25.QUORUM AT GENERAL MEETINGS
25.1At any general meeting two or more persons present in person and representing in person or by proxy in excess of 66 2/3% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.
25.2If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
26.CHAIRMAN TO PRESIDE AT GENERAL MEETINGS
26.1.Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman of the Company, if there be one, and if not the president of the Company, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.
27.VOTING ON RESOLUTIONS
27.1Subject to the Companies Act, and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.
27.2No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.
27.3At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.
27.4In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.
27.5At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
27.6At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
28.POWER TO DEMAND A VOTE ON A POLL
28.1Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)the chairman of such meeting; or
(b)at least three Members present in person or represented by proxy; or
(c)any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.
28.2Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
28.3A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.
28.4Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.
29.VOTING BY JOINT HOLDERS OF SHARES
29.1In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
30.INSTRUMENT OF PROXY
30.1An instrument appointing a proxy shall be in writing in such form as the chairman of the meeting shall accept.
30.2The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.
30.3A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.
30.4The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
30.5Any Member may irrevocably appoint a proxy and in such case:
(a)such proxy shall be irrevocable in accordance with the terms of the instrument of appointment;
(b)the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy holder and the Company shall give to the holder of such proxy notice of all meetings of Members of the Company;

(c)the holder of such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such holder is present; and
(d)the Company shall be obliged to recognise the holder of such proxy until such time as the holder shall notify the Company in writing that such proxy is no longer in force.
31.REPRESENTATION OF CORPORATE MEMBER
31.1A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
31.2Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
32.ADJOURNMENT OF GENERAL MEETING
32.1The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
33.WRITTEN RESOLUTIONS
33.1Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Members may, without a meeting, be done by written resolution in accordance with this Bye-law.
33.2Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.
33.3A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.
33.4A resolution in writing may be signed in any number of counterparts.
33.5A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.
33.6A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.
33.7This Bye-law shall not apply to:
(a)a resolution passed to remove an Auditor from office before the expiration of his term of office; or
(b)a resolution passed for the purpose of removing a Director before the expiration of his term of office.
33.8For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.
34.DIRECTORS' ATTENDANCE AT GENERAL MEETINGS
34.1    The Directors shall be entitled to receive notice of, attend, and be heard at any general meeting.
35.ELECTION OF DIRECTORS
35.1For such period as the Company is a subsidiary of Greysbridge, the only persons eligible to serve as Directors of the Company shall be those persons who have been appointed by the members of Greysbridge in accordance with the bye-laws of Greysbridge.
35.2The Board shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose.
36.NUMBER OF DIRECTORS
The number of Directors shall be seven (7) or such other number as the Board may from time to time determine.
37.TERM OF OFFICE OF DIRECTORS
37.1Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.
38.REMOVAL OF DIRECTORS
38.1Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to do so and be served on such Director no fewer than 5 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.
38.2If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.
39.VACANCY IN THE OFFICE OF DIRECTOR
39.1The office of Director shall be vacated if the Director:
(a)is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;
(b)is or becomes bankrupt or insolvent;
(c)is or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated, or dies; or
(d)resigns his office by notice to the Company.
39.2The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director.
40.DIRECTORS TO MANAGE BUSINESS
40.1The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Companies Act or by these Bye-laws, required to be exercised by the Company in general meeting.

41.POWERS OF THE BOARD OF DIRECTORS
41.1.The Board may:
(a)    appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;
(c)appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;
(d)appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;
(e)by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;
(f)procure that the Company pays all expenses incurred in promoting and incorporating the Company;
(g)designate one or more committees and advisory committees including, but not limited to, an audit committee, an investment committee, a strategy committee and an underwriting committee, such committees to have such names as may be determined from time to time by resolution adopted by the Board, and each such committee of one or more persons may consist partly or entirely of non-executive directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board as may be delegated to such committee in the management of the business and affairs of the Company; provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time;
(h)delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(i)present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(j)in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and
(k)authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.
42.REGISTER OF DIRECTORS AND OFFICERS
42.1.The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Companies Act.

43.APPOINTMENT OF OFFICERS
43.1.The Board may appoint such officers (who may or may not be Directors) as the Board may determine.
44.APPOINTMENT OF SECRETARY AND RESIDENT REPRESENTATIVE
44.1.The Secretary and Resident Representative (if applicable), shall be appointed by the Board at such remuneration (if any) and upon such terms as it deems fit and any Secretary and Resident Representative (where applicable) so appointed may be removed by the Board.
45.DUTIES OF OFFICERS
45.1.The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
46.DUTIES OF THE SECRETARY
46.1.The duties of the Secretary shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.
47.REMUNERATION OF OFFICERS
47.1.The Officers shall receive such remuneration as the Board may determine.
48.CONFLICTS OF INTEREST
48.1.Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.
48.2.A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.
48.3.Following a declaration being made pursuant to this Bye-law, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and shall not be liable to account to the Company for any profit realised thereby.
48.4.Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer of or has an interest in any person and is to be regarded as interested in any transaction or arrangement made with that person shall be sufficient declaration of interest in relation to any transaction or arrangement so made.
49.INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS
49.1The Company shall indemnify its Directors and Officers to the fullest extent possible, except as prohibited by the Companies Act. Without limiting the foregoing, the Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “Indemnified Party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.
49.2Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.
49.3The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.
49.4All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Bye-law 49 in connection with any proceeding shall be advanced to such person by the Company within twenty (20) business days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Company at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to Bye-law 49.
49.5The right of indemnification and advancement of expenses provided in this Bye-law shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Bye-law shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Bye-law and shall be applicable to proceedings commenced or continuing after the adoption of this Bye-law, whether arising from acts or omissions occurring before or after such adoption. Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.
50.BOARD MEETINGS
50.1.The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Any Director may, and the Secretary on the requisition of any Director shall, at any time summon a meeting of the Board upon not less than 3 business days’ notice (which notice period may be waived by any Director and, if applicable, shall be deemed waived without any further action by each Director in attendance at any such meeting). A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
51.NOTICE OF BOARD MEETINGS
51.1.Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director orally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.
52.ELECTRONIC PARTICIPATION IN MEETINGS
52.1.Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
53.REPRESENTATION OF A CORPORATE DIRECTOR
53.1.A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
53.2.Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.
54.QUORUM AT BOARD MEETINGS
54.1.The quorum necessary for the transaction of business at a meeting of the Board or any committee thereof shall be three (3) Directors, and, subject to Bye-law 54.2 and to the extent permitted by applicable law, must include (i) one Arch Director, (ii) one Kelso Director, for so long as Kelso is entitled to appoint at least one Kelso Director to the board of directors of Greysbridge, and (iii) one Warburg Director, for so long as Warburg is entitled to appoint at least one Warburg Director to the board of directors of Greysbridge.
54.2.If within half an hour from the time appointed for the meeting a quorum is not present, then, the meeting shall stand adjourned until such time as may be determined by the Directors in attendance. Notice of the date, time and place for the resumption of the meeting shall be given to each Director or committee member, as the case may be, in accordance with Bye-law 51. If a quorum is still not present after two consecutive adjournments due to (A) the repeated failure to attend of one Arch Director as required by clause (i) of Bye-law 54.1, the quorum necessary for the transaction of business at the resumed meeting shall be as set forth in Bye-law 54.1, without regard to the requirement to include one Arch Director, or (B) the repeated failure to attend of one Kelso Director as required by clause (ii) of Bye-law 54.1, the quorum necessary for the transaction of business at the resumed meeting shall be as set forth in Bye-law 54.1, without regard to the requirement to include one Kelso Director, or (C) the repeated failure to attend of one Warburg Director as required by clause (iii) of Bye-law 54.1, the quorum necessary for the transaction of business at the resumed meeting shall be as set forth in Bye-law 54.1, without regard to the requirement to include one Warburg Director.
55.BOARD TO CONTINUE IN THE EVENT OF VACANCY
55.1.The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act solely for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
56.CHAIRMAN TO PRESIDE
56.1.Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.
57.WRITTEN RESOLUTIONS
57.1.A resolution executed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective when the resolution is executed by (or in the case of a Director that is a corporation, on behalf of) the last Director.
58.VALIDITY OF PRIOR ACTS
58.1.No regulation or alteration to these Bye-laws shall invalidate any prior act of the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee which would have been valid if that regulation or alteration had not been made.
59.MINUTES
59.1.The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)of all elections and appointments of Officers;
(b)of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.
60.PLACE WHERE CORPORATE RECORDS KEPT
60.1.Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.
61.FORM AND USE OF SEAL
61.1The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.
61.2A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.
61.3A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
62.RECORDS OF ACCOUNT
62.1.The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)all sales and purchases of goods by the Company; and
(c)all assets and liabilities of the Company.
62.2.Such records of account shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
63.FINANCIAL YEAR END
63.1.The financial year end of the Company may be determined by resolution of a Simple Majority of the Board and if no such resolution has been approved shall be 31 December in each year.
64.ANNUAL AUDIT
64.1.Subject to any rights of the Members to waive laying of accounts or appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.
65.APPOINTMENT OF AUDITOR
65.1Subject to the Companies Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.
65.2No Member, Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as the Auditor of the Company.
65.3The Board may fill any casual vacancy in the office of the Auditor.
66.REMUNERATION OF AUDITOR
66.1.The remuneration of an Auditor appointed by the Members shall be fixed by the Company in such manner as the Members may determine.

67.DUTIES OF AUDITOR
67.1.The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with United States generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with United States generally accepted auditing standards.
68.ACCESS TO RECORDS
68.1.The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
69.FINANCIAL STATEMENTS; DISTRIBUTION OF AUDITOR’S REPORT
69.1.Subject to the Companies Act, the financial statements and, if applicable, the auditor’s report thereon shall be made available to the Members as required by the Companies Act.
70.WINDING UP
70.1.If the Company shall be wound up the liquidator may, with the approval of a Simple Majority of the Board and a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
71.CHANGES TO BYE-LAWS
71.1.No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.
72.CHANGES TO MEMORANDUM OF ASSOCIATION
72.1.No alteration or amendment to the Memorandum of Association may be made save in accordance with the Companies Act and until same has been approved by a resolution of the Board and by a resolution of the Members.
73.DISCONTINUANCE
73.1.No discontinuance of the Company may be made until the same has been approved by a Simple Majority of the Board.
74.BENEFICIAL OWNERSHIP REQUIREMENTS
74.1.This Bye-law applies where:
(a)a notice under section 98G or section 98I of the Companies Act is served by the Company on a beneficial owner of shares; and
(b)that person fails, without reasonable excuse, to give the Company the information required by the notice within the time specified in it.
74.2.Where Bye-law 75.1 applies, the Company may, in addition to the powers and remedies otherwise afforded to it under the Companies Act and with the sanction of a resolution of the Board, issue:
(a)a warning notice to a person advising of its intention to impose restrictions on that person’s shares; or

(b)a decision notice to a person advising of the imposition of restrictions on that person’s shares, subject to section 98M(2)(b) of the Companies Act.
For the purposes of this Bye-law 75, "restrictions" shall mean any one or more of the restrictions set out in section 98M(6) of the Companies Act.